Exhibit 5.1

Lee D. Neumann

Member of the New York and Paris bars

VIA EDGAR

December 19, 2017

Tempus Applied Solutions Holdings, Inc.

471 McLaws Circle, Suite A

Williamsburg, Virginia 23185

Re:	Registration Statement on Form S-1, SEC File No. 221049

Gentlemen:

You have requested my opinion, as special counsel for Tempus Applied Solutions Holdings, Inc., a Delaware corporation (the “Company”), and I am furnishing this opinion of counsel, in connection with the Company’s Registration Statement on Form S-1, SEC File No. 333-221049,  (including the prospectus which is a part thereof, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 20, 2017, and amended by Amendment No. 1 filed with the SEC on the date hereof.

The Registration Statement relates to the public offering by certain selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of a total of (i) 5,017,404 shares (“Offer Shares”) of the Company’s outstanding common stock, par value $0.0001 per share (“Common Stock”), and (ii) 825,000 shares of Common Stock issuable upon the exercise of the Company’s Series A-2 and Series A-3 Warrants (the “Warrant Shares”) for their respective accounts.

In connection with this opinion letter, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as I have deemed necessary to form a basis for the opinion hereinafter expressed, including, without limitation, the following: (i) the Company’s Articles of Incorporation, as amended through the date hereof, as filed by the Company with the SEC; (ii) the Company’s Bylaws, as amended through the date hereof, as filed by the Company with the SEC; and (iii) the Registration Statement.

Tél :   +33.1.30.71.69.74                                             Mobile : +33.6.20.26.38.76                                      Fax : +33.9.72.33.78.40

E-mail : lee.neumann@uslaw.fr                                                                                      11 bis rue Volney, 75002 Paris, France

In addition, I have made such investigations of law as I have deemed necessary or appropriate to form a basis for the opinion set forth herein.

In my examination of the foregoing, I have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to me; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to me; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to me as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

My knowledge of the Company and its legal and other affairs is limited by the scope of my engagement, which scope includes the delivery of this opinion letter. I do not represent the Company with respect to all legal matters or issues. The Company employs and has employed other independent counsel and, to my knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based on the foregoing and in reliance thereon, I am of the opinion that the Offer Shares are, and the Warrant Shares, when issued and paid for in accordance with the terms and conditions of the warrants, will be validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware.  This opinion addresses only the specified legal issues expressly addressed herein and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement.  In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

This opinion letter is rendered solely to you as of the date hereof in connection with the registration of the Offer Shares and the Warrant Shares for resale by the identified selling shareholders under the Registration Statement.

Very truly yours,

/s/ Lee D. Neumann

Lee D. Neumann